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                               LICENSE AGREEMENT

This Agreement is made this 14th day of ________ 1992 by and between the Arizona Board of Regents on behalf of The University of Arizona (LICENSOR) having a principal office at Administration 601, The University of Arizona, Tucson, Arizona 85721, and IgX ("IgX"), a Delaware corporation having a principal address at 17197 N. Laurel Park Drive, Livonia, MI 48152 (hereinafter "IgX").

                                 WITNESS THAT:

WHEREAS, LICENSOR represents that F. Javier Enriquez, M.D., Ph.D., and Charles
R. Sterling, Ph.D., employees of LICENSOR, are The Inventors who have disclosed an invention, Anti-Cryptosporidium parvum Sporozoite IgA Monoclonal Antibody, (the INVENTION), to LICENSOR, which disclosure (attached hereto as Exhibit A) was assigned log number UA1176; and

WHEREAS, LICENSOR has the right to make, use, sell, and grant licenses under the INVENTION as defined herein; and LICENSOR wishes to have the INVENTION utilized for the public interest; and

WHEREAS IgX wishes to obtain a license to make, use, sell, and distribute the INVENTION under the FIELD OF USE (as defined herein) and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and faithful performance of the covenants contained herein, IT IS AGREED:

1. "DEFINITIONS"

For the purposes of this Agreement, and solely for that purpose, the terms hereinafter set forth shall be defined as follows:

1.1 "INVENTION" shall mean the invention as described in EXHIBIT A.

1.2 "LICENSED PRODUCT(S)" shall mean Anti-Cryptosporidium parvum Sporozoite IgA Monoclonal Antibody, derived from the INVENTION as described in EXHIBIT A.

1.3 "TECHNICAL INFORMATION" shall mean technical information and know-how relating to the preparation of LICENSED PRODUCT(S).

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1.4 "REGULATOR" shall mean the government approved regulatory body, committee, agency, or other organization which by law has the power to approve the sale of the INVENTION for human or veterinary therapeutic use within each country in world.

1.5 "FIELD OF USE" shall mean the use of INVENTION for REGULATOR approved human therapeutics in the treatment of cryptosporidiosis in patients with Acquired Immune Deficiency Syndrome (AIDS) and in certain immune competent patients.

1.6 "FIRST COMMERCIAL SALE" means the initial transfer by IgX or its Sublicensees of LICENSED PRODUCT(S) in exchange for cash or some equivalent to which value can be assigned for the purpose of determining NET SALES.

1.7 "NET SALES" means the total gross receipts for sales of LICENSED PRODUCT(S) by IgX, its Sublicensee(s) or its AFFILIATES, and from leasing, renting, or otherwise making LICENSED PRODUCT(S) available to others without sale or other dispositions, whether invoiced or not, less returns and allowances actually granted, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by IgX or its AFFILIATES, and on their payroll, or for the cost of collections.

1.8 "NET SALES PRICE" means the NET SALES divided by the quantity of LICENSED PRODUCT(S) sold. In the event that the LICENSED PRODUCT(S) is sold as part of a kit, or in combination with other products not covered by this Agreement (such as detection systems), the NET SALES PRICE for such products which contain the LICENSED PRODUCT(S) will be calculated as B* (A/B); where A is the gross sales price of an equivalent unit of LICENSED PRODUCT(S) sold separately, less allowances, and B is the gross sales price of the kit or combination of products in which the LICENSED PRODUCT(S) is included less allowances.

1.9 "AFFILATE" means any corporation or other business entity controlled by, controlling, or under common control with IgX. For this purpose, "control" means direct or indirect beneficial ownership of at least fifty (50) percent of the voting stock, or at least fifty (50) percent interest in the income of such corporation or other business.

2.  LICENSE

2.1 LICENSOR hereby grants to IgX and IgX hereby accepts from LICENSOR, upon the terms and conditions herein specified, an exclusive, worldwide, and non-assignable (except as herein specified) License under the INVENTION to test, evaluate, and develop the LICENSED PRODUCT(S) in the FIELD OF USE covered hereby and to make, have made, use and sell the LICENSED PRODUCT(S) during the term of this Agreement, and during the term of any extension thereof, unless sooner terminated as herein provided. LICENSOR also grants to IgX under the terms of this License the right to use the TECHNICAL INFORMATION to

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test, evaluate, and develop the LICENSED PRODUCT(S).

2.2 LICENSOR hereby grants to IgX and IgX hereby accepts from LICENSOR, upon terms and conditions herein specified, the right to extend the License granted hereunder to its SUBLICENSEE(S). IgX shall promptly notify LICENSOR in writing at the time of each SUBLICENSEE and provide LICENSOR with a copy of each SUBLICENSE. IgX may negotiate such terms as it chooses for each SUBLICENSE, provided that LICENSOR shall receive a royalty for all sales made by SUBLICENSEE(S) at a rate not less than that provided for in this Agreement and fifty percent (50%) of any additional amounts received by IgX from SUBLICENSEE.

2.3 If IgX shall so notify LICENSOR in advance thereof in writing, any SUBLICENSEE(S) to whom the License shall have been extended pursuant to paragraph 2.2 hereof, may make the reports and royalty payments specified in Paragraph 3.1 hereof, directly to LICENSOR on behalf of IgX; otherwise, such reports and payments on account of sales by such SUBLICENSEE(S) shall be made by IgX.

2.4 LICENSOR retains a non-exclusive, royalty-free, irrevocable License to make, have made and use the INVENTION and LICENSED PRODUCT(S) for its own use.

2.5 The exclusive License of paragraph 2.1 shall be for a term of twenty (20) years from FIRST COMMERCIAL SALE, said license shall be renewable for two ten
(10) year periods at the discretion of IgX.

2.6 Outside the scope of the License between LICENSOR and IgX no other, further, or different license of right, and no further power to sublicense is hereby granted or implied.

3.  ROYALTIES, RECORDS AND REPORTS

3.1 During the term of this Agreement, unless sooner terminated, IgX shall pay to LICENSOR, in the manner hereinafter provided, earned royalties at the rate of five percent (5%) of the NET SALES PRICE of all LICENSED PRODUCT(S) sold by IgX and its SUBLICENSEE(S), anywhere in the world.

3.2 LICENSED PRODUCT(S) shall be considered sold when sold or invoiced, and if not sold or invoiced, when delivered to a third party.

3.3 IgX shall be responsible for the performance hereunder of all obligations including payment of royalties, keeping of records, and reporting by IgX and any SUBLICENSEE(S) to whom the License shall have been extended pursuant to this Agreement.

3.4 So long as this Agreement remains in force, IgX shall deliver to LICENSOR, within sixty (60) days after the first day of January, April, July and October of each year, a true

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and accurate report, giving such particulars of the business conduct by IgX and its SUBLICENSEE(S) during preceding three (3) months under this Agreement as are necessary to accurately account for sales subject to royalties under this Agreement. Each report shall include, but not limited to, information about production, inventory on hand, marketing efforts and sales.

3.5 Simultaneously with the delivery of each report required by the preceding paragraph 3.4, IgX shall pay to LICENSOR the net royalties and any other such payment due under this Agreement for the period covered by such report. If no royalties are due, it shall be so reported.

3.6 All payments from IgX to LICENSOR shall be in U.S. dollars. The rates of exchange for such payments shall be midpoint between the buying and selling rates for U.S. dollars as quoted by the Chase Manhattan Bank in New York, New York at the close of business on the last business day preceding the date payment is due.

3.7 In the case of any delay in payment by IgX to LICENSOR not occasioned by force majeure, interest at the rate of one percent (1%) per month, assessed from the thirty-first (31st) day after the due date of said payment, shall be due by IgX without special notice.

3.8 Royalties shall accrue in accordance with this Agreement, upon the FIRST COMMERCIAL SALE.

3.9 Royalties payable in connection with the sale of a LICENSED PRODUCT(S) under Paragraph 2.2 and Paragraph 3.1 shall be reduced by an amount of royalties actually paid by IgX or such SUBLICENSEE(S) to any non-affiliated third party in connection with the licensing of additional patent rights or know-how necessary to make, use, or sell LICENSED PRODUCT(S); provided, however, that in no event shall the Royalties payable to LICENSOR be less than three percent (3%) of the net sales of such LICENSED PRODUCT(S).

3.10 IgX shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to LICENSOR by way of royalty as aforesaid or by way of any other provision hereunder. Said books of account shall be kept at IgX's principal place of business. Said books and supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain, to inspection by LICENSOR for the purpose of verifying IgX's royalty statements, or IgX's compliance in other respects with this Agreement.

3.11 IgX also agrees to make a written report to LICENSOR within ninety (90) days after the date of termination of this agreement, stating in such report the number, description, and NET SALES of all products made, sold, or otherwise disposed of and upon which royalties are payable hereunder but which were not previously reported to LICENSOR. IgX shall also continue to make quarterly reports pursuant to the provisions of paragraph 3.4 of all gross income received form leasing, renting, or otherwise making products available to others without

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sale or other disposition transferring title in the case of transactions entered into prior to such termination.

4.  PERFORMANCE

4.1 IgX shall use its best efforts to commence and maintain regular commercial production and sale of LICENSED PRODUCT(S) in the FIELD OF USE and shall report such efforts in accordance with the provisions of Paragraph 3.4. The licensee agrees to support the attached research plan and budget, Exhibit "B", which describes the work yet to be done by the LICENSOR between May 25, 1992 and June 1, 1993 to further develop the invention for IgX, so that IgX might identify further actions which may be necessary to achieve regulatory submission and approval to make the first commercial sale. At the end of this period, but no later than eighteen (18) months from the date of this agreement, LICENSEE will provide a milestone schedule of development and licensed products) and regulatory submission. This time period may be extended by mutual agreement of both parties.

4.2 IgX and LICENSOR agree to cooperate to ensure the quality of LICENSED PRODUCT(S) before LICENSED PRODUCT(S) are first offered for sale in a commercial transaction and periodically thereafter. IgX shall provide samples of LICENSED PRODUCT(S) so that LICENSOR can determine through mutually agreed upon laboratory protocols the activity of LICENSED PRODUCT(S). In the event LICENSED PRODUCT(S) supplied by IgX are not active or are otherwise defective, IgX and LICENSOR will cooperate to produce active LICENSED PRODUCT(S) and/or to correct any defects in the LICENSED PRODUCTS. If for any reason IgX does not maintain activity and/or correct defects in LICENSED PRODUCT(S), LICENSOR has the right to take action under the provisions of Paragraph 5.2 of this Agreement.

5.  TERMINATION

5.1 If IgX shall become bankrupt or insolvent and/or if the business of IgX shall be placed in the hands of a Receiver, Assignee, or Trustee, whether by voluntary act of IgX or otherwise, this License will be deemed to have automatically terminated as of a date seven (7) days prior to that event, provided, however, that such termination shall not terminate any obligations which may have accrued prior thereto.

5.2 Notwithstanding the provisions of Article 5.1, upon any breach or default under this Agreement by IgX, LICENSOR may terminate this License by ninety
(90) days written notice by registered mail to IgX. Said notice shall become effective at the end of said period, unless during said period IgX shall cure any breach or default and notify LICENSOR thereof.

5.3 IgX may terminate this license at any time upon ninety (90) days written notice
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by registered mail to LICENSOR.

5.4 Upon termination of this License for any reason, all rights granted hereunder shall revert to LICENSOR for the sole benefit of LICENSOR.

5.5 Termination of this License shall terminate all SUBLICENSEE(S) made by IgX hereunder, at the option of LICENSOR.

5.6 IgX's responsibilities and obligations to report to LICENSOR and pay royalties to LICENSOR as to any LICENSED PRODUCTS produced or sold by IgX or its SUBLICENSEE(S) under this Agreement prior to termination or expiration hereof shall survive such termination or expiration.

6.  ASSIGNMENT

6.1 This Agreement may be assigned by LICENSOR. This Agreement may be assigned by IgX to the successor of its entire business, or to any wholly-owned subsidiary, but shall not be otherwise assignable by IgX without the written consent of LICENSOR.

6.2 Successors and Assigns: All of the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and shall apply to the respective heirs, executors, administrators, successors, assigns and legal representation of the parties, except as provided for in Paragraph 5.1.

7.  SEVERABILITY

7.1 Should any part or provision of this Agreement be unenforceable or otherwise in conflict with or in violation of the law of any jurisdiction, the remainder of this Agreement shall remain binding upon the parties.

8.  NEGATION OF WARRANTIES

8.1 Nothing in this Agreement shall be construed as a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or

8.2 LICENSOR makes no representation other than those specified in this Agreement. LICENSOR makes no express or implied warranties of merchantability or fitness for any particular purpose of LICENSED PRODDUCT(S).

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9.  ARBITRATION

9.1. Any controversy arising under or related to this Agreement, and any disputed claim by either party against the other under this Agreement, shall be settled by arbitration in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association. Upon request of either party, arbitration will be by:

         (a) A third party arbitrator mutually agreed upon in writing by IgX and LICENSOR within thirty (30) days of arbitration request; or

         (b)      A member of the American Arbitration Association.

9.2 Any arbitration under Section 9.1 shall be held in such place as may be mutually agreed upon in writing between the parties and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

10.  INDEMNIFICAITON

10.1 IgX agrees to indemnify and hold harmless the LICENSOR, LICENSOR's employees or agents from and against any and all claims, damages and liabilities asserted by third parties, both government and private, arising from COMPANY's sale of LICENSED PRODUCT(S) to ultimate consumers and their use thereof, except that IgX shall not indemnify LICENSOR, LICENSOR's employees or agents for any claims, damages or liability resulting from the negligence of any of them.

11.  NONDISCRIMINATION

11.1 The parties agree to be bound by applicable state and federal rules governing equal employment opportunity and nondiscrimination.

12.  STATE OBLIGATION

12.1 The parties recognize that performance by the Arizona Board of Regents for and behalf of the University of Arizona may be dependent upon the appropriation of funds by the State Legislature of Arizona. Should the Legislature fail to appropriate the necessary funds, the Board of Regents may cancel this Agreement without further duty or obligation. The Board agrees to notify other party(ies) as soon as reasonably possible after the unavailability of said funds comes to the Board's attention.

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13.  CONFLICT OF INTEREST

13.1 This Agreement is subject to the provisions of A.R.S. Section 15-1635.01 and A.R.S. Section 38-511. The Governor or the state of Arizona my cancel this Agreement by written notice to the parties if any person substantially involved in obtaining, drafting or procuring this Agreement for or on behalf on the Arizona Board of Regents becomes an employee or consultant in any capacity of IgX, unless all requirenments stipulated in A.R.S. Section 15-1635.01 have been met.

14.  GENERAL

14.1 IgX shall not use the name of the Inventors, or any institution with which they have been or are connected, or the adaptation of any of them, in any advertising, promotional or sales literature, without prior or written consent obtained from LICENSOR in each case.

14.2 Any notice required or permitted to be given by this Agreement shall be given postpaid first class certified mail; unless otherwise stated:

TO IgX:                     Albert J. Henry, Chairman
                            IgX Corporation
                            c/o Henry & Co.
                            9191 Towne Center Drive
                            San Diego, CA 92122

TO LICENSOR:                Vice President for Research
                            Administration 601
                            The University of Arizona
                            Tuscon, Arizona 85721
                                 With a copy to:
                            Rita C. Manak, Ph.D.
                            Director
                            Office of Technology Transfer
                            University of Arizona
                            1430 East Fort Lowell, Suite 200
                            Tuscon, Arizona 85719

Such addresses may be altered by written notice. If no time limit is specified for a notice required or permitted to be given under this Agreement, the time limit shall be twenty (20) full business days, not including the day of mailing.

14.3 This Agreement, and its effect, is subject to and shall be construed in accordance with the laws of the State of Arizona.

14. 4 The parties to this Agreement recognize and agree that each is operating an

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independent contractor and not and an agent of the other.

14.5 The captions herein are for convenience only and shall not be deemed to limit or otherwise affect the construction therof.

14.6 Any waiver by either party of the breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of the same or any other term or condition hereof.

14.7 The Inventors may freely publish and disseminate the TECHNICAL INFORMATION in any manner they may choose and may furnish LICENSED PRODUCT(S) to interested other parties for non-commercial, research oriented purposes. The Inventors will inform any such other party that LICENSOR has a co-exclusive Agreement with IgX and with one other party under which The Inventors furnish hybridomas for commercial purposes.

15.  ENTIRE AGREEMENT

15.1 This Agreement sets forth the entire Agreement and understanding between the parties as to the subject matter of this Agreement, and merges all prior discussions between them. Neither of the parties shall be bound by any conditions, definitions, warranties, or representations with respect to the subject matter of this Agreement or as duly set forth on or subsequent to the date hereof in writing unless signed by the proper and duly authorized representative of the party to be bound thereby.

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IN WITNESS WHEROF, the parties hereto have hereunto set their hands and duly executed this Agreement as of the day and the year first above written.

Arizona Board of Regents
            On behalf of
University of Arizona

By  /s/ Illegible
------------------------------------------

Title  Interim Vice President for Research
------------------------------------------

Date:  June 19, 1992
------------------------------------------


IgX

By  /s/ Albert J. Henry
------------------------------------------

Title Chairman
------------------------------------------

Date June 15, 1992
------------------------------------------

Inventors have read and understood the terms and conditions of this Agreement and by their signatures below accept said terms and conditions.

/s/ F. Javier Enriquez                             /s/ Charles R. Sterling
----------------------------                       -----------------------------
    F. Javier Enqriquez                                Charles R. Sterling

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                                  Exhibit A

INVENTION Description, as set forth in the University of Arizona Invention Disclosure UA1176 attached hereto and made part of this Agreement.

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